FIRST AMENDMENT TO CONSULTANCY AGREEMENT

This First Amendment to Consultancy Agreement (the “Amendment”) is dated this 11th day of May 2016 between VolitionRx Limited, a Delaware corporation (“Volition”), and Borlaug Limited, a Private Limited Company incorporated under the laws of England and Wales (“Borlaug”).

RECITALS

(A)

This Amendment is supplemental to the Consultancy Agreement between Volition and Borlaug dated January 1, 2015 (the “Agreement”);

(B)

The parties hereto desire by this Amendment to increase the fees payable to Borlaug under the terms of the Agreement;

AMENDMENT

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties agree to increase the fees payable to Borlaug under the terms of the Agreement as follows:

1.

Clause 4.1 of the Agreement is hereby modified and shall now read as follows:

“Volition shall pay Borlaug a fee of ten thousand pounds sterling (£10,000 GBP) per month exclusive of VAT (the “Fee”) commencing May 1, 2016. This amount will be payable monthly in arrears in Pounds Sterling directly into a nominated bank account.”

2.

Except as expressly amended hereby, all terms of the Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, Volition and Borlaug have caused this Amendment to be duly executed and delivered on the date first set forth above.

VOLITIONRX LIMITED

BORLAUG LIMITED

/s/ Cameron Reynolds

/s/ Jacob Micallef

Cameron Reynolds

Jacob Micallef

Chief Executive Officer and Director

Director